EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2014, relating to the consolidated financial statements of PICO Holdings, Inc. and subsidiaries, and the effectiveness of PICO Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PICO Holdings, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
August 11, 2014